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                                                                    EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-44337) pertaining to the Employee Stock Purchase Plan of CTC Communications Corp. and the Registration Statement (Form S-8 No. 333-17613) pertaining to the 1996 Stock Option Plan of CTC Communications Corp. of our report dated May 28, 1998, except for Note 1, as to which the date is July 15, 1998, with respect to the financial statements and schedule of CTC Communications Corp. included in the Annual Report (Form 10-K) for the year ended March 31, 1998.


                             /s/ ERNST & YOUNG LLP

                             ERNST & YOUNG LLP


Boston, Massachusetts
July 15, 1998